UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of report (Date of earliest event reported) October 29, 2009

                                 EMCOR Group, Inc.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
--------------------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

        1-8267                                            11-2125338
------------------------                    ------------------------------------
(Commission File Number)                    (I.R.S. Employer Identification No.)



     301 Merritt Seven, Norwalk, CT                    06851-1092
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)               (Zip Code)

                                (203) 849-7800
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

                                     N/A
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

__   Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

__   Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange  Act  (17  CFR  240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition

     On October 29, 2009, EMCOR Group, Inc. issued a press release disclosing results of operations for its fiscal 2009 third quarter ended September 30, 2009. A copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

     The information contained in this Current Report on Form 8-K shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item. 9.01 Financial Statements and Exhibits

(c)  Exhibits

Exhibit Number   Description
--------------   ---------------------------------------------------------------
99.1             Press Release issued by EMCOR Group, Inc. on October 29, 2009 disclosing results of operations for its fiscal 2009 third quarter ended September 30, 2009.


                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              EMCOR Group, Inc.


Dated:  October 29, 2009                      By:     /s/ Frank T. MacInnis
                                                  ---------------------------
                                                       Frank T. MacInnis
                                                    Chairman of the Board of
                                                      Directors and Chief
                                                       Executive Officer

                                                                    Exhibit 99.1

                               FOR: EMCOR GROUP, INC.

                           CONTACT: R. Kevin Matz
                                    Executive Vice President
                                    Shared Services
                                    (203) 849-7938

                                    FD
                                    Investors: Eric Boyriven / Alexandra Tramont
                                    (212) 850-5600

                                    Linden Alschuler & Kaplan, Inc.
                                    Media: Suzanne Dawson / Cecile Fradkin
                                    212-575-4545


              EMCOR GROUP, INC. REPORTS THIRD QUARTER 2009 RESULTS
                   - Third Quarter Operating Margin of 4.9% -
                     - Third Quarter Diluted EPS of $0.59 -
            - 2009 Diluted EPS Guidance Increased to $2.20 - $2.35 -

NORWALK, CONNECTICUT, October 29, 2009 - EMCOR Group, Inc. (NYSE: EME) today reported results for the third quarter ended September 30, 2009.

For the 2009  third  quarter,  the  Company  reported  net  income  (1) of $40.0 million, or $0.59 per diluted share, compared to net income (1) of $48.6 million, or $0.72 per diluted share, in the third quarter of 2008. In the 2009 third quarter, revenues were $1.37 billion, compared to $1.72 billion in the third quarter of 2008.

Operating income in the 2009 third quarter was $67.3 million, compared to operating income of $78.6 million in the same quarter a year ago. As a percentage of revenues, operating income in the third quarter of 2009 rose to 4.9% from 4.6% in the 2008 third quarter. Selling, general and administrative expenses (SG&A) decreased $7.8 million to $137.9 million, or 10.1% of revenues, in the third quarter of 2009, compared to $145.7 million, or 8.5% of revenues, in the comparable prior year period.

Contract backlog as of September 30, 2009 was $3.39 billion, compared to contract backlog of $4.42 billion as of September 30, 2008 and $3.40 billion as of June 30, 2009. The year-over-year decline in backlog was principally attributable to reduced contract awards in the hospitality/gaming sectors and in the commercial sector, partially offset by backlog growth in the healthcare and institutional sectors.

Net income (1) for the first nine months of 2009 was $121.6 million, or $1.81 per diluted share, compared to $121.9 million, or $1.82 per diluted share, a year ago. Revenues for the first nine months of 2009 totaled $4.19 billion, compared to $5.10 billion for the first nine months of 2008.

EMCOR Reports Third Quarter Results                                       Page 2

For the 2009 nine-month period, operating income was $206.4 million, or 4.9% of revenues, compared to operating income of $201.6 million, or 4.0% of revenues, in the year ago period. Operating income for the 2009 nine-month period included restructuring expenses of $4.2 million. SG&A for the first nine months of 2009 was $402.7 million, or 9.6% of revenues, compared to $437.8 million, or 8.6% of revenues, for the first nine months of 2008.

Frank T. MacInnis, Chairman and CEO of EMCOR Group, commented, "We are pleased with our results in the 2009 third quarter, especially in light of the economic conditions in our markets. Our results for the period were driven by record gross and operating margins due to our focus on execution and project management. This same operational focus allowed us to convert our outstanding work into cash, which strengthened what was already a strong and highly liquid balance sheet. This strong financial position gives us flexibility in managing business opportunities and provides us with the liquidity to invest in strategic growth opportunities in the future. Our strong cash flow points to the strength of our relationships with high-quality clients and the value of the work we do for them."

Mr. MacInnis continued, "Despite challenging conditions in some of our markets, we see trends in the composition of our backlog that indicate a building base of business that has begun to provide stability and that should eventually generate growth opportunities going forward. The rate of decline in our backlog has steadily decreased over the course of 2009, and excluding the hard hit hospitality and commercial sectors, backlog growth was slightly positive in the third quarter, driven by strong bookings in the healthcare and institutional sectors. While market evidence has yet to indicate a definitive backlog bottom, our ability to be agile among market sectors allows us to adapt to declining demand in some of the markets we serve by redeploying resources to those markets where there is stronger demand. We have also begun to see some traction in work stemming from government stimulus spending, which we would expect to continue to grow."

Mr. MacInnis concluded, "As we enter the fourth quarter, we remain cautious given a continued lack of visibility into future demand and into credit markets that continue to impact customers' ability to finance projects. In addition, while we are operating at excellent levels of efficiency, the ongoing shift in backlog mix will likely result in margins lower than the record levels seen in the third quarter. Against this backdrop, we remain focused on bidding discipline, strong project execution and maintaining a strong balance sheet that provides us with the flexibility to perform well in today's marketplace and take advantage of the eventual recovery."

The Company noted that, based on its financial performance in the first nine months of 2009, current market conditions and the composition of its contract backlog, it has updated its full year 2009 guidance to include revenues of $5.5 billion to $5.6 billion and 2009 full year diluted EPS of $2.20 to $2.35. While a material deterioration in market conditions from current levels could cause the Company's performance to decline, early benefits from the economic stimulus plan, accretive acquisitions, and/or improved credit markets could provide opportunities to exceed these estimates.

EMCOR Reports Third Quarter Results                                       Page 3

EMCOR Group, Inc. is a Fortune 500(R) worldwide leader in mechanical and electrical construction services, energy infrastructure and facilities services. This press release and other press releases may be viewed at the Company's Web site at www.emcorgroup.com.


EMCOR Group's third quarter conference call will be available live via internet broadcast today, Thursday, October 29, at 10:30 AM Eastern Daylight Time. You can access the live call through the Home Page of the Company's Web site at www.emcorgroup.com.

(1)  EMCOR  adopted  SFAS No. 160,  "Noncontrolling  Interests  in  Consolidated
     Financial Statements," effective January 1, 2009, which, among other things, changed the presentation format and certain captions of our Condensed Consolidated Statements of Operations and Condensed Consolidated Balance Sheets. EMCOR uses the captions recommended by this standard in its condensed consolidated financial statements such as "net income attributable to EMCOR Group, Inc." and "basic and diluted earnings per common share attributable to EMCOR Group, Inc. common stockholders." However, in the preceding release EMCOR has shortened this language to "net income" and "earnings per share".

This release may contain certain forward-looking statements within the meaning of the Private Securities Reform Act of 1995. Any such comments are based upon information available to EMCOR management and its perception thereof, as of this date, and EMCOR assumes no obligation to update any such forward-looking statements. These forward-looking statements may include statements regarding market opportunities, market share growth, gross profit, backlog mix, projects with varying profit margins, and selling, general and administrative expenses. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Accordingly these statements are no guarantee of future performance. Such risk and uncertainties include, but are not limited to, adverse effects of general economic conditions, changes in the political environment, changes in the specific markets for EMCOR's services, adverse business conditions, availability of adequate levels of surety bonding, increased competition, unfavorable labor productivity and mix of business. Certain of the risks and factors associated with EMCOR's business are also discussed in the Company's 2008 Form 10-K, its Form 10-Q for the third quarter ended September 30, 2009, and in other reports filed from time to time with the Securities and Exchange Commission. All these risks and factors should be taken into account in evaluating any forward-looking statements.


                          - FINANCIAL TABLES FOLLOW -


                                EMCOR GROUP, INC.
                              FINANCIAL HIGHLIGHTS
             (In thousands, except share and per share information)
                                   (Unaudited)

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                           For the Three Months Ended        For the Nine Months Ended
                                                 September 30,                      September 30,
                                          ----------------------------      ---------------------------
                                              2009             2008             2009            2008
                                          -----------      -----------      -----------     -----------

Revenues                                  $ 1,371,985      $ 1,720,349      $ 4,189,291     $ 5,104,724
Cost of sales                               1,166,740        1,496,003        3,576,003       4,465,242
                                          -----------      -----------      -----------     -----------
Gross profit                                  205,245          224,346          613,288         639,482
Selling, general and
  administrative expenses                     137,895          145,708          402,664         437,774
Restructuring expenses                             90               --            4,200              71
                                          -----------      -----------      -----------     -----------

Operating income                               67,260           78,638          206,424         201,637
Interest expense, net                          (1,159)            (162)          (2,224)         (1,595)
                                          -----------      -----------      -----------     -----------

Income before income taxes                     66,101           78,476          204,200         200,042
Income tax provision                           25,624           28,936           81,124          76,867
                                          -----------      -----------      -----------     -----------

Net income including
  noncontrolling interests                     40,477           49,540          123,076         123,175
Less: Net income attributable to
  noncontrolling interests                       (491)            (905)          (1,503)         (1,258)
                                          -----------      -----------      -----------     -----------

Net income attributable
  to EMCOR Group, Inc. (1)                $    39,986      $    48,635      $   121,573     $   121,917
                                          ===========      ===========      ===========     ===========

Basic earnings per common share:

Net income attributable to EMCOR
  Group, Inc. common stockholders         $      0.61      $      0.74      $      1.85     $      1.87
                                          ===========      ===========      ===========     ===========

Diluted earnings per common share:

Net income attributable to EMCOR
  Group, Inc. common stockholders         $      0.59      $      0.72      $      1.81     $      1.82
                                          ===========      ===========      ===========     ===========

Weighted average shares of common
  stock outstanding:
      Basic                                65,897,546       65,404,404       65,864,793      65,331,538
      Diluted                              67,551,619       67,425,722       67,279,095      67,164,880

                                EMCOR GROUP, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)


                                                           September 30,             December 31,
                                                               2009                      2008
                                                            (Unaudited)
                                                           -------------             ------------
ASSETS
Current assets:
  Cash and cash equivalents                                  $  648,231               $  405,869
  Accounts receivable, net                                    1,182,851                1,390,973
  Costs and estimated earnings in excess of billings
    on uncompleted contracts                                     86,764                  105,441
  Inventories                                                    39,895                   54,601
  Prepaid expenses and other                                     56,555                   53,856
                                                             ----------               ----------
    Total current assets                                      2,014,296                2,010,740

Investments, notes and other long-term receivables               21,463                   14,958
Property, plant & equipment, net                                 92,813                   96,716
Goodwill                                                        587,259                  582,714
Identifiable intangible assets, net                             282,623                  292,128
Other assets                                                     11,675                   11,148
                                                             ----------               ----------
Total assets                                                 $3,010,129               $3,008,404
                                                             ==========               ==========


LIABILITIES AND EQUITY
Current liabilities:
  Borrowings under working capital credit line               $       --               $       --
  Current maturities of long-term debt and capital
    lease obligations                                             3,332                    3,886
  Accounts payable                                              390,504                  500,881
  Billings in excess of costs and estimated earnings
    on uncompleted contracts                                    613,046                  601,834
  Accrued payroll and benefits                                  202,342                  221,564
  Other accrued expenses and liabilities                        180,387                  184,990
                                                             ----------               ----------
    Total current liabilities                                 1,389,611                1,513,155

Long-term debt and capital lease obligations                    192,875                  196,218
Other long-term obligations                                     239,840                  248,262
                                                             ----------               ----------
    Total liabilities                                         1,822,326                1,957,635
                                                             ----------               ----------
Equity:
  Total EMCOR Group, Inc. stockholders' equity                1,179,426                1,043,345
  Noncontrolling interests                                        8,377                    7,424
                                                             ----------               ----------
    Total equity                                              1,187,803                1,050,769
                                                             ----------               ----------
Total liabilities and equity                                 $3,010,129               $3,008,404
                                                             ==========               ==========